Exhibit 2.85

Business Number C2197 - 1990 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233135521 Filed On 4/19/2023 8:00:00 AM Number of Pages 3

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FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C 6 ( T Profit Corporation: Certificate of Amendment ( PuRsuANno NRs 78 . 380 & 78 . 385/78.390 ) Certificate to Accompany Restated Articles or Amended and Restated Articles ( PuRsuANTTO NRs 78.403) Officer's Statement ( PuRsuANT rn NRs 80 . 030 - · - - - - - - - --- i -- --- · -------- · - · - Date: / 0/2(2_ 23 j T i me : _, (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the follow i ng effect: The ent i ty name has been amended . n The registered agent has been changed. (attach Certificate of Acceptance from new reg i stered agent) O The purpose of the ent i ty has been amended . u The author i zed shares have been amended. D The d i rectors , managers or general partners have been amended . D IRS t ax language has been added . D Articles have been added . D Articles have been deleted. L J Other . The articles have been amended as follows: (provide art i cle numbers , i f availab l e) 1 Article I amended as documented below . ' . Information Being hanged: (Domestic corporat i ons only) i President T i tle X Signature of Officer o r Author i zed S i gner Title •rt any proposed amendment would alter or change any pre f erence or any relative or other r i ght given to any class or series of outstanding shares , then the amendment must be approved by the vote , in addition t o the affirmative vote otherwise requ i red, of the holders of shares represent i ng a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the vot i ng power thereof. . Signature: Required) Please include any required or optional information in space below: (attach additional page(s) if necessary) Article I of the Articles of Incorporation to read in its entirety as follows : he name of the corporation shall be GARRISON FILM PRODUCTIONS INC {the "Corporation") . Th i s form must be accompan i ed by appropriate fees. Page 2 o f 2 Re vi sed : 12/ 12/ 2022

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# CERTIFICATE OF AMENDMENT
# TO THE ARTICLES OF INCORPORATION of
# E MED FUTURE, INC.

The undersigned, Gary Kompothecras, President of E Med Future, Inc., a Nevada corporation (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is E MED FUTURE, INC.

2. The Articles of Incorporation of the Corporation is hereby amended to effect the following amendments authorized by the Revised Statutes of the State of Nevada:

To amend Article I of the Articles of Incorporation to read in its entirety as follows:

The name of the corporation shall be GARRISON FILM PRODUCTIONS INC (the "Corporation").

This amendment was authorized by the vote of the Board of Directors followed by a written consent of a majority of all outstanding shares of the Corporation's capital stock entitled to vote thereon.

**IN WITNESS WHEREOF,** I have signed this Certificate as of the **30th** day of **March, 2023,** and I affirm the statements contained herein as true under penalties of perjury.

**Gary Kompothecras**

**President**